UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 2, 2021
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.03    Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

As previously reported, Live Nation Entertainment, Inc. (the “Company”) has $400 million in undrawn term loan A capacity under its amended senior secured credit facility that is available to the Company for draw down any time prior to expiration of the drawdown period on October 17, 2021. This $400 million was included as part of the Company’s previously disclosed $971 million in available debt capacity as of June 30, 2021 and in the Company’s accompanying disclosures regarding its available liquidity at the end of the second quarter to fund operations.

The Company has elected to draw down the $400 million term loan A and add to the existing cash on its balance sheet rather than allow the lenders’ commitments under its amended senior secured credit facility to fund the term loan A to permanently expire. Accordingly, on September 2, 2021, the Company delivered to JPMorgan Chase Bank, N.A., as administrative agent under its amended senior secured credit facility, an irrevocable notice to draw down the full $400 million under the term loan A, and the Company expects the loans to be funded on September 8, 2021 in full. The Company intends to use the proceeds from the drawdown for general corporate purposes.

Interest rates per annum applicable to the term loan A are, at the Company’s option, equal to either Eurodollar plus 2.25% or a base rate plus 1.25%. The Company is required to make quarterly payments on the term loan A at a rate ranging from 0.625% of the original principal amount during the first three years to 1.25% during the last two years, with the balance due at maturity in October 2024.

A summary of the material terms of the Company’s amended senior secured credit facility, including the term loan A, is included in Item 2 of the Company’s Quarterly Report on Form 10-Q filed on August 3, 2021, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
September 3, 2021